Exhibit 99.1 Corporate Presentation NASDAQ: DCTH January 2024

Table of Contents Forward-Looking Statement 3 Investment Summary 4 Unmet Need: Liver-Dominant Cancers 5 HEPZATO KIT™ 8 Metastatic Uveal Melanoma (mUM) 11 FOCUS Trial 16 HEPZATO KIT: Commercialization 20 Reimbursement & Pricing 25 Next Steps: Future Indications 30 References 39 2

Forward-Looking Statement The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward- ability to successfully enter into any necessary purchase and sale agreements with looking statements made by the Company or on its behalf. This presentation contains users of the HEPZATO KIT; the timing and results of the Company’s clinical trials; our forward-looking statements, which are subject to certain risks and uncertainties that determination whether to continue a clinical trial program or to focus on other can cause actual results to differ materially from those described. The words alternative indications; the impact of the COVID-19 pandemic or other pandemics on “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” the completion of our clinical trials; the impact of the presentations at major medical “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar conferences and future clinical results consistent with the data presented; expressions are intended to identify forward-looking statements, although not all uncertainties relating to the timing and results of research and development projects; forward-looking statements contain these identifying words. and uncertainties regarding the Company’s ability to obtain financial and other resources for any research, development, clinical trials and commercialization Factors that may cause such differences include, but are not limited to, uncertainties activities. These factors, and others, are discussed from time to time in our filings relating to: the Company’s ability to successfully commercialize the HEPZATO KIT; the with the Securities and Exchange Commission. Company's successful management of the HEPZATO KIT supply chain, including You should not place undue reliance on these forward-looking statements, which securing adequate supply of critical components necessary to manufacture and speak only as of the date they are made. We undertake no obligation to publicly assemble the HEPZATO KIT; successful FDA inspections of the facilities of Delcath and update or revise these forward-looking statements to reflect events or circumstances third-party suppliers/manufacturers; the Company's successful implementation and after the date they are made. management of the HEPZATO KIT Risk Evaluation and Mitigation Strategy; the potential of the HEPZATO KIT as a treatment for patients with primary and metastatic disease in the liver; our ability to obtain reimbursement for commercialized product; the Company’s 3

Delcath Investment Summary

HEPZATO KIT

- FDA approval for mUM* 8/14/23
- 1Q 2024 US Launch

Commercial Opportunity

- Ultra orphan pricing
- Focused call points
- US mUM TAM ~$600M

High Penetration

- Included in NCCN Guidelines
- First and only FDA approved whole-liver directed therapy

Experienced Management Team

- Expertise in commercializing high value, specialty products
- TheraSphere (BSX) veterans

Significant upside beyond mUM

- Strong efficacy signals in multiple other tumor types
- Unique interventional oncology asset

Multiple 2024 Catalysts

- Launch
- Revenue build
- CHOPIN enrollment completion
- Initiate trials in other indications

** metastatic Uveal Melanoma (mUM)*

Delcath 4

HIGH UNMET NEED: Liver-Dominant Cancers 5

Liver-Dominant Cancers: High Incidence with High Unmet Medical Need

Up to **80%** **of patients with liver metastases are not amenable to surgical resection** largely due to extensive tumor burden[1]

- Limited Overall Survival - Unresectable Liver Cancer
- Liver: Common Site of Metastases
  - Often the life-limiting organ
- Limited Effective Systemic Treatments
  - Systemic Therapies: low efficacy
  - Immuno-oncology agents become less effective in the presence of metastases


US Incidence of Liver-Dominant Cancers*
(partial set shown)
Delcath Opportunity
50,000
40,000
30,000
20,000
10,000
0
mUM
ICC
mBC
mNET
mPC
mCRC
HCC
*Metastatic Uveal Melanoma (mUM)

[1] Reddy S, et al. Isolated hepatic perfusion for patients with liver metastases, Ther Adv Med Oncol. 2014 Jul; 6(4): 180-194.

Delcath 6

Current Liver-Directed Therapies



MAJORITY OF TREATMENT

Trans Arterial Chemo Embolization (TACE)[2]

- Beads obstruct blood flow to tumor and elute chemo
- 50-60k treatments and rising per year



SIRT (Y90)[3]

- Radioactive beads delivered into a portion of the liver
- 10-15k treatments and rising per year

Limitations

- ✖ Tumors recur and retreatment options limited due to damage to vasculature (TACE) and hepatotoxicity (Y90)
- ✖ Diffuse disease cannot be treated with a tumor-by-tumor modality (TACE) and bilobar treatment is hepatotoxic (Y90)
- ✖ Many tumors not imageable and micro-metastases are common, neither TACE or Y90 can treat the entire liver
- ✖ Neither approved for the treatment of mUM and lacking substantial high quality data set to support usage

[2] Xu L, T, Funchain P, F, Bena J, F, Li M, Tarhini A, Berber E, Singh A, D: Uveal Melanoma Metastatic to the Liver: Treatment Trends and Outcomes. Ocul Oncol Pathol 2019;5:323-332. doi: 10.1159/000495113.
[3] Lane AM, Kim IK, Gragoudas ES. Survival Rates in Patients After Treatment for Metastasis From Uveal Melanoma. JAMA Ophthalmol. 2018 Sep 1;136(9):981- 986.

Delcath 7

8

Percutaneous Hepatic Perfusion (PHP) Effective, Safe & Repeatable Liver-focused Disease Control 1. Isolation Hepatic venous flow is isolated, enabling >6X greater local Isolation concentration of chemo Filtration 2. Saturation Melphalan (chemo) treats micro and macro lesions simultaneously regardless of location in the liver Saturation 3. Filtration Proprietary filters remove greater than 4 85% of chemo from the body 4 Heppt, M, et al. Combined immune checkpoint blockade for metastatic uveal melanoma: a retrospective, multi-center study. J Immunotherap Cancer. 2019 Nov 13;7(1):299. 9

Indication Statement HEPZATO KIT (melphalan) for Injection/Hepatic Delivery System HEPZATO KIT is indicated as a liver-directed treatment for adult patients with uveal melanoma with unresectable hepatic metastases affecting less than 50% of the liver and no extrahepatic disease, or extrahepatic disease limited to the bone, lymph nodes, subcutaneous tissues, or lung that is amenable to resection or radiation. • Indicated Patient Population Includes: o No HLA genotype restrictions o Treatment naïve and previously treated patients 10

Metastatic Uveal Melanoma (mUM) 11

mUM: Beachhead Market Opportunity

- **~2,000 newly diagnosed cases** of primary uveal melanoma per year in the US[2]
- 50% metastasize with the **liver involved in >90% of cases** of metastatic disease[5,6] **(1,000 mUM patients)**[2,3]
- **1-year OS rate** of patients with metastatic disease in the liver is **13%**
  - median survival ranging from **4 to 15 months**[2,7]


~50%
metastasize
to the liver1,2

[1] Reddy S, et al. Isolated hepatic perfusion for patients with liver metastases, Ther Adv Med Oncol. 2014 Jul; 6(4): 180-194.
[2] Xu L, T, Funchain P, F, Bena J, F, Li M, Tarhini A, Berber E, Singh A, D: Uveal Melanoma Metastatic to the Liver: Treatment Trends and Outcomes. Ocul Oncol Pathol 2019;5:323-332. doi: 10.1159/000495113.
[3] Lane AM, Kim IK, Gragoudas ES. Survival Rates in Patients After Treatment for Metastasis From Uveal Melanoma. JAMA Ophthalmol. 2018 Sep 1;136(9):981- 986.
[5] Krantz BA, et al. Uveal Melanoma: Epidemiology, Etiology, and Treatment of Primary Disease. Clin Ophthalmol. 2017;11:279-289.
[6] Eschelman DJ et al. Transhepatic Therapies for Metastatic Uveal Melanoma. Semin Intervent Radiol. 2013;30(1):39-48.
[7] Carvajal RD, et al. Metastatic Disease from Uveal Melanoma: Treatment Options and Future Prospects. Br J Ophthalmol. 2017;101(1):38-44.

Delcath 12

mUM: Beachhead Market Opportunity

- Most patients with mUM die **from liver failure**[6]
- In 50% of mUM patients, the liver is the only site of metastasis[5,6]
- **Liver-directed treatment achieves better efficacy** compared to systemic therapy[8]
- **55%** of patients have **no approved systemic treatment** option
- Most patients treated with **multiple lines of therapy**


~50%
metastasize to the liver[1,2]

[1] Reddy S, et al. Isolated hepatic perfusion for patients with liver metastases, Ther Adv Med Oncol. 2014 Jul; 6(4): 180-194.
[2] Xu L, T, Funchain P, F, Bena J, F, Li M, Tarhini A, Berber E, Singh A, D: Uveal Melanoma Metastatic to the Liver: Treatment Trends and Outcomes. Ocul Oncol Pathol 2019;5:323-332. doi: 10.1159/000495113.
[5] Krantz BA, et al. Uveal Melanoma: Epidemiology, Etiology, and Treatment of Primary Disease. Clin Ophthalmol. 2017;11:279-289.
[6] Eschelman DJ et al. Transhepatic Therapies for Metastatic Uveal Melanoma. Semin Intervent Radiol. 2013;30(1):39-48.
[8] Olofsson BR, et al. Isolated Hepatic Perfusion With Melphalan for Patients With Isolated Uveal Melanoma Liver Metastases: A Multicenter, Randomized, Open-Label, Phase III Trial (the SCANDIUM Trial). J Clin Oncol. 2023 Jun 1;41(16):3042-3050

Delcath
13

Diffuse/Miliary Metastatic Pattern in mUM Diffuse Disease is Difficult to Treat with Other Liver Directed Options • Solitary liver lesions are often treated with surgery or ablation. • True nature of the disease may only be seen upon visual confirmation. • Radiographically, metastatic Uveal Melanoma can initially present only as focal lesions. • Traditional liver-directed therapy mechanism of action is not optimal if a whole liver treatment is needed. • Whole organ therapy delivers medication to a specific organ then filters out the medication to minimize systemic exposure. Actual patient sent for a liver resection based upon radiographic diagnosis* * Data on File . 14

Patient Journey



Initial Screening
Initial diagnosis & treatment
• Enucleation
• Radiation
• Photodynamic therapy
○ Ophthalmology
○ Optometrists
○ Eye Specialist
~2,000 patients
• Ophthalmologist
• Ocular Oncologist
MILESTONE
Surveillance Decision
Screening frequency dependent on risk level
• Higher risk patients (50%) are screened at a high frequency
• Lower risk patients (50%) are screened at a lower frequency
Gene expression profiling may occur
• Ophthalmologist/ Ocular Oncologist
Surveillance
• Medical Oncologist
Surveillance at Academic Center
• Medical Oncologist
Surveillance at Nonacademic Center
MILESTONE
Metastases Detected
Treatment Decision
~1,000 patients
• Surgical Oncologist
Surgical Resection
• Interventional Radiologist
Liver-directed therapy
• Medical Oncologist
Systemic Therapy
HEPZATO KIT
(melphalan) for Injection/
Hepatic Delivery System (HDS
Most patients receive both systemic and liver-directed therapies
~800 patients eligible
Pre-Metastatic | 3-5 years
Post-Metastatic

Delcath
15

U.S. Registration Trial for the Treatment of Patients with mUM 16

FOCUS TRIAL 9 Summary of Efficacy Results Endpoints HEPZATO KIT (N=91) ORR, n 33 (36.3%) DOR, Median in months 14.0 DCR, n 67 (73.6%) PFS, Median in months 9.0 OS, Median in months 20.53 • Full analysis with final data cut pending publication • HEPZATO Tx every 6-8 weeks up to a maximum of 6 cycles • Prescribing Information includes ORR, DOR and response categories • Trial powered to show an ORR advantage over a meta-analysis of Best Alternative Care o Checkpoint inhibitors, chemotherapy, other liver-directed therapy • Lower bound of FOCUS ORR (26.4%) is significantly higher than the upper bound of the meta-analysis (8.3%) 9 DOI: 10.1200/JCO.2022.40.16_suppl.9510 Journal of Clinical Oncology 40, no. 16_suppl (June 01, 2022) 9510-9510. 17

FOCUS TRIAL

Published mUM Prospective and Retrospective Studies*

Clinical Study/Publication	Study Type	Treatment	N	Median OS (months)	1 year OS	Median PFS (months)
FOCUS	Single-Arm	HEPZATO	91[AL]	20.53	80%	9.03
Khoja et al 2019[10]	Meta-Analysis	systemic and liver-directed therapies	912	10.2	NA	3.3
Rantala et al 2019[11]	Meta-Analysis	systemic and liver-directed therapies	2,494	12.84	NA	NA
Piulats et al 2021[12]	Single-Arm	ipi plus nivo	52[TN]	12.7	NA	3.0
Heppt et al 2019[13]	Single-Arm	ipi plus (pembro or nivo)	64[AL]	16.1	NA	3.0
Nathan et al 2021[14]	Randomized	tebentafusp	252[TN]	21.7	73%	3.3
		control	126[TN]	16	59%	2.9

TN = Treatment Naïve, AL = Any Line

Ipi = ipilimUMab, nivo = nivolumab, pembro = pemUMab

*Studies from 2019 or later with >50 patients

[10] Khoja L, et al. Meta-analysis in metastatic uveal melanoma to determine progression free and overall survival benchmarks: an international rare cancers initiative (IRCI) ocular melanoma study. Ann Oncol 2019 Aug 1, 30(8): 1370-1380.
[11] Ranjala, E, et al. Overall survival after treatment for metastatic uveal melanoma: a systematic review and meta-analysis. Melanoma Res. 2019 Dec; 29(6): 561–568
[12] Piulats, J, et al. Nivolumab Plus Ipilimumab for Treatment-Naïve Metastatic Uveal Melanoma: An Open-Label, Multicenter, Phase II Trial by the Spanish Multidisciplinary Melanoma Group (GEM-1402). Journal of Clinical Oncology 39, no. 6 (February 20, 2021) 586-598.
[13] Heppt, M, et al. Combined immune checkpoint blockade for metastatic uveal melanoma: a retrospective, multi-center study. J Immunotherapy Cancer. 2019 Nov 13;7(1):299.
[14] Nathan, P, et al. Overall Survival Benefit with Tebentafusp in Metastatic Uveal Melanoma. N Engl J Med 2021; 385:1196-1206

Delcath
18

FOCUS TRIAL Adverse Events Adverse Reactions (N=95) >10% ALL GRADES (%) GRADES 3 OR 4 (%) Hypotension 13 3 Dyspnea 23 2 Abdominal Pain 39 1 Diarrhea 17 1 Musculoskeletal Pain 46 1 Hemorrhage 15 1 Nausea 57 0 Vomiting 35 0 Fatigue 65 0 Pyrexia 16 0 Groin Pain 11 0 • Most hematological side effects result Cough 15 0 from melphalan Headache 19 0 Lethargy 12 0 • Side effect profile similar to standard melphalan use Dizziness 11 0 Contusion 17 0 Decreased appetite 16 0 Adverse reactions are described further in the HEPZATO KIT PI. 19

FOCUS TRIAL Adverse Reactions Related to Study Treatment Occurring in ≥10% of Patients (N=95) ALL GRADES (%) GRADES 3 OR 4 (%) Adverse Events Thrombocytopenia* 64 55 Leukopenia* 44 34 Anemia* 61 33 Neutropenia* 35 29 International normalized ratio increased 29 8 Activated partial thromboplastin time prolonged 26 8 Aspartate aminotransferase increased 27 3 Hypocalcemia 12 3 Blood bilirubin increased 11 3 Alanine aminotransferase increased 31 2 Blood alkaline phosphatase increased 25 2 Troponin I increased 12 2 Abdominal pain upper 18 1 Dyspnea 11 1 Nausea 47 0 Fatigue 43 0 Vomiting 27 0 Contusion 16 0 • Most hematological side effects result Asthenia 13 0 Back pain 13 0 from melphalan Decreased appetite 13 0 Abdominal pain 12 0 • Side effect profile similar to standard Lethargy 12 0 melphalan use Groin pain 11 0 Headache 11 0 * Anemia includes anemia, febrile bone marrow aplasia, hemoglobin decreased, normochromic normocytic anemia, red blood cell count decreased. Leukopenia includes leukopenia, lymphocyte count decreased, lymphopenia, and white Adverse reactions are described further in the HEPZATO KIT PI. blood cell count decreased. Neutropenia includes neutropenia and neutrophil count decreased. Thrombocytopenia includes thrombocytopenia and platelet count decrease. 20

HEPZATO KIT: Commercialization 21

Delivering an Innovative Treatment with a Well-Trained Team Treatment with HEPZATO KIT involves training and a team approach. The team members below complete a preceptorship and proctorship as well as a risk evaluation and mitigation strategy (REMS) training. Interventional radiologist leads and performs the vascular interventional procedure Perfusionist establishes, monitors, and controls the extracorporeal pump and veno- venous bypass circuit Anesthesiologist manages sedation, analgesia, and respiratory and cardiovascular support All REMS materials are available at www.HEPZATOKITREMS.com or by calling the REMS Coordinating Center at 1-833-632-0457. 22

Referring Centers HEPZATO Medical Medical Specialized, Targeted Sales Treating Center Oncologist Oncologist Teams Trained Treating Team Three Complementary Teams of Representatives: Perfusionist Interventional Radiologist Clinical Specialists Anesthesiologist Liver-Directed Therapy Representatives Medical Medical Oncologist Medical Ocular Oncologist Oncologist Oncologist Oncology Managers Medical Medical Oncologist Oncologist Medical Oncologist 23

Treatment Sites

Interest from 20+ sites

- Focused on a subset of sites to ensure we achieve our planned activation targets throughout the year



Fully Trained
Pending Preceptorship
Pending Proctorship
Strong Interest/Commitment

CENTER	CITY	STATE
FULLY TRAINED		
Duke University	Durham	NC
Moffitt Cancer Center	Tampa Bay	FL
Ohio State University	Columbus	OH
University of Tennessee	Memphis	TN
PENDING PROCTORSHIP		
Mayo Clinic Jacksonville	Jacksonville	FL
Stanford University	Stanford	CA
Thomas Jefferson University	Philadelphia	PA
University of California, Los Angeles	Los Angeles	CA
PENDING PRECEPTORSHIP		
St. John (Cedars)	Los Angeles	CA
University of Wisconsin	Madison	WI
STRONG INTEREST/COMMITMENT		
Cleveland Clinic	Cleveland	OH
Emory University	Atlanta	GA
Honor Health	Scottsdale	AZ
Massachusetts General Hospital	Boston	MA
Memorial Sloan Kettering	New York	NY
Piedmont Healthcare	Atlanta	GA
University of Miami	Miami	FL
University of Washington Fred Hutchinson Cancer Center	Seattle	WA

Status as of January 2024

Delcath 24

Demonstrated Demand for FDA Approved Treatment in mUM KIMMTRAK • $42.1 million in Q3 2023 US sales ($168M annualized revenue) • Captured an estimated 40% share of eligible patients within 12 months • Approximately 360* patients are eligible for KIMMTRAK KIMMTRAK U.S. Quarterly Sales (USD) • Only 45%* of mUM patients are eligible for treatment due to HLA restriction HEPZATO KIT: FDA Approved August 14, 2023 to Treat Patients with Liver-Dominant mUM • Approximately 800 patients potentially eligible for treatment • HEPZATO has no HLA genotype restrictions KIMMTRAK • Patients often receive both systemic and liver-directed treatment • Only FDA approved drug for 100% of all mUM patients, with appropriate liver involvement *Due to HLA genotype restrictions 25

HEPZATO KIT: Reimbursement & Pricing 26

Reimbursement Medicare Patients Private Payer Patients • Follow Medicare guidelines • C-Code and J-Code under review and expected 2024 H1 o For rare disease o Patients to be treated as outpatients • Majority of patients will be outpatient • Medical Prior-Authorization of patients likely required o Drug directly covered by o Delcath has engaged a hub service to assist with benefit Medicare as pass through verification and navigation • Centers of Excellence (Prospective Payment System (PPS) exempt and NCI designated Cancer Centers) have the leverage to negotiate favorable rates and reimbursement terms o ~50% of target sites are PPS exempt or NCI Cancer Centers 27

PHP is Already Part of Current NCCN Guidelines for mUM


NCCN Guidelines Version 1.2023
Melanoma: Uveal
Distant Metastatic Disease
WORKUP
• Biopsy if clinically appropriate[gg]
• Imaging[ll] for baseline staging and to evaluate specific signs and symptoms
• HLA-A*02:01 testing
• Consider LFTs, including lactate dehydrogenase (LDH)[ll]
• Consider alkaline phosphatase[ll]
TREATMENT OF METASTATIC DISEASE
Clinical Trial (preferred)
OR
Consider on or more of the following:
• Systemic therapies[mm]
• Liver-directed therapies
• Regional isolation perfusion of the liver
• Embolization (chemotherapy, radiation,[n] immunotherapy)
• Ablative procedures (thermal ablation, chryotherapy)
Consider resection and/or RT (photon beam or SRS)[n] for limited or symptomatic disease of the liver[ll]
• Best supportive/palliative care
Imaging[ll] to assess response or progression
No evidence of disease
Clinical trial, if available or Observation (Follow-up, UM-4)
Residual or progressive disease

SOURCE: National Comprehensive Cancer Network®

Regional Isolation Perfusion

Methods include isolated hepatic infusion (IHP), percutaneous hepatic perfusion (PHP), HAI, and embolization techniques. **PHP is a simpler, less invasive alternative to IHP that can be repeated.** It uses a double-balloon catheter inserted into the inferior vena cava to isolate hepatic venous blood that is then filtered extracorporeally.


NCCN Guidelines Version 1.2023
Melanoma: Uveal

Delcath
28

Components of Hospital Reimbursement Assuming Outpatient Pass Through Status with C-Code DRUG HEALTHCARE FACILITY FEE “PHYSICIAN” PAYMENT • MDs primarily on salary but physician payments • ASP+6% (CMS) • The existing CPT codes should capture all and associated RVUs are still relevant steps of the procedure • Likely similar for commercial • The existing CPT codes should capture all steps • Believe the existing codes will provide payers of the procedure payment competitive with other • Believe the existing codes will provide payment interventional procedures competitive with other interventional procedures CPT Code mapping complete No meaningful impact on treatment decisions 29

HEPZATO KIT Pricing Consistent with Only Other Approved mUM Therapy At First Assessment (first time to discontinue treatment because of progression) DRUG DOSE COST* TREATMENTS #** TOTAL COST KIMMTRAK $19,289 24 $462,936 HEPZATO $182,500 2 $365,000 Mean HEPZATO treatment vs. mean treatment duration of KIMMTRAK (per pivotal trials) DRUG DOSE COST* MEAN TREATMENTS #*** TOTAL COST KIMMTRAK $19,289 41 $790,849 HEPZATO $182,500 4.1 $748,250 *Dose Cost ASP calculated using 7/2023 CMS payment allowance limit ** Minimum treatments prior to determining progression based on trial protocols *** Mean from published phase 3 trials 30

NEXT STEPS: Future Indications 31

Clinical Rationale for Broad Development Effort Melphalan has demonstrated clinical activity in multiple tumor types Promising ORR, DCR and PFS signals seen across multiple tumor types with CHEMOSAT in Europe and in earlier studies with IHP In many solid tumor patients, liver metastases are often life limiting HEPZATO is the only liver-directed treatment that can repeatedly treat the whole liver Potential for significant improvement in survival Converting unresectable liver metastases into resectable metastases and adjuvant usage to prevent recurrence Potential for sequential usage with Immune-Oncology (I/O) agents Liver metastases reduce I/O therapy efficacy due to the tumor microenvironment inducing immune tolerance, HEPZATO may reduce this effect 32

Strong Correlation of IHP and PHP Efficacy in mUM Patients

IHP activity in CRC and NET

Meta-analysis of 8 mUM clinical studies [15]		
Endpoint	IHP (%)	PHP (%)
mOS	17.1	17.3
mPFS	7.2	9.6
hPFS	10	9.5
Complications	39.1	23.8
Mortality	5.5	1.8



IHP / Melphalan in mCRC	
Van Iersel[16]	N=154 ORR 50% mPFS 7.4 months mOS 24.8 months
Alexander [17]	N=120 ORR 61% mOS 17.4 months 2-year survival 34%

IHP in mNET	
Grover[18]	ORR 50% DOR 15 months mhPFS 7 months mOS 48 months

IHP, or Intrahepatic Perfusion, is an invasive surgical technique for delivering high doses of chemotherapy to the liver; procedure related mortality and morbidity prevented common usage. **PHP is a minimally invasive, safer procedure** which accomplishes the same goals as IHP and **can be performed up to 6 times.**

[15] Bethlehem MS et al. Meta-Analysis of Isolated Hepatic Perfusion and Percutaneous Hepatic Perfusion as a Treatment for Uveal Melanoma Liver Metastases. Cancers (Basel). 2021 Sep 21;13(18):4726.
[16] Van Iersel LB, Gelderblom H, Vahrmeijer AL, et al. Isolated hepatic melphalan perfusion of colorectal liver metastases: outcome and prognostic factors in 154 patients. Ann Oncol. 2008;19:1127–34Grover A et al. Isolated Hepatic Perfusion with 200 mg Melphalan for Advanced Noncolorectal Liver Metastases. Surgery. (2005). 136. 1176-82.
[17] Alexander HR Jr, Bartlett DL, Libutti SK, et al. Analysis of factors associated with outcome in patients undergoing isolated hepatic perfusion for unresectable liver metastases from colorectal center. Ann Surg Oncol. 2009;16:1852–9
[18] Grover AC, Libutti SK, Pingpank JF, Helsabeck C, Beresnev T, Alexander HR. Isolated hepatic perfusion for the treatment of patients with advanced liver metastases from pancreatic and gastrointestinal neuroendocrine neoplasms. Surgery. 2004;136(6):1176-1182. doi:https://doi.org/10.1016/j.surg.2004.06.044

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33

Rationale for Combining HEPZATO with IO Therapy Liver Metastases Suppress IO Therapy Efficacy 34

Encouraging Signal of Efficacy for PHP and I/O Drug Combination

From Phase 1b Part of the Chopin Trial



% Change of Target Lesions from Baseline by Response Category
% Change from baseline
40
20
0
-20
-40
-60
-80
-100
0
5
10
15
20
25
30
Study duration (months)
CR
PR
SD
* PD due to >20% increase in sum of diameter of target lesions compared to nadir
** PD due to new intrahepatic lesions
*** PD due to new extrahepatic lesion and one growing non-target intrahepatic lesion
° Patient with incomplete study treatment

- N=7 in Phase 1b portion of the trial[19]
- RP2D: IPI 1mg/kg and NIVO 3mg/kg.
  Well tolerated, no DLTs or deaths.
- 1CR, 6 PR and 1 PD (85.7% ORR, 100% DCR) – meta-analysis of prior IO trials has shown ORR<<10%
- As of 11/15/22 the median follow-up was 29.1 months, the median PFS was 29.1 months, and the median duration of response was 27.1 months. All patients are still alive.
- 3 of 4 patients who subsequently experienced PD continued with treatment in the form of repeated Melphalan Chemosat treatments
- Ongoing randomized Phase 2 (control is Chemosat) has recruited 50% of N=76 patients and will provide an interim analysis at N=40 patients

Inclusion → Ipilimumab + nivolumab* → melphalan liver chemo-saturation → Ipilimumab + nivolumab* → Ipilimumab + nivolumab* → melphalan liver chemo-saturation → Ipilimumab + nivolumab*

*c1: 1+1mg/kg, c2: 1+3mg/kg

[19] Tong TML et al. Combining Melphalan Percutaneous Hepatic Perfusion with Ipilimumab Plus Nivolumab in Advanced Uveal Melanoma: First Safety and Efficacy Data from the Phase Ib Part of the Chopin Trial. Cardiovasc Intervent Radiol. 2023 Mar;46(3):350-359.

Delcath
35

Market Expansion U.S. TAM Significant Upside >$1B per year 50,000 * U.S. Incidence of Liver-Dominant Cancers 40,000 30,000 20,000 10,000 0 mUM ICC mBC mNET mPC mCRC HCC *Metastatic Uveal Melanoma (mUM) 36

HEPZATO KIT: Financials and Team 37

Capital Structure and Share Information

Share Listing - Current	DCTH (NASDAQ)
Shares Outstanding [a]	28.6M
Cash and Cash Equivalents [b]	$40.5M
Warrants Outstanding [c]	7.8M
Stock Options Granted	4.1M
2023 Q3 Cash Burn [d]	$9.7M
Debt [e]	$9.8M
52 week Low – High [f]	$2.25 - $7.99
30d Average Daily Volume [g]	351,474

a. As of September 30, 2023; includes 19.7M of Common plus; 1.1M Preferred E & E-1, 1.5M of Preferred F-2; 4.8M of Preferred F-3; Conversion of convertible notes .5M; & 1.0M Pre-funded Warrants as converted. Does not include Tranche B Outstanding Warrants.

b. As of September 30, 2023; (10-Q filing on November 13, 2023) which includes $35M received from Tranche A warrants exercised 21 days after receipt of FDA approval for HEPZATO;

c. As of September 30, 2023; 3.6M warrants at a $10 exercise price and 4.17M Tranche B warrants for an aggregate exercise price $25 million exercisable until the earlier of 3/31/2026 or 21 days following recording at least $10 million in quarterly U.S. revenue.

d. Q3 Net cash used in operating activities

e. Includes $5.0M of notes convertible at $11.98 per common share equivalent,

f. Used NASDAQ closing price information starting on December 20, 2022 – December 20, 2023

g. 30-day average calculated between on December 4, 2023 – January 4, 2024

Delcath 38

Multi-Disciplinary, Experienced Leadership Team

Gerard Michel
CHIEF EXECUTIVE OFFICER



- 30+ yrs. pharma/medtech experience
- C-suite roles at Vericel Corp, Biodel, & NPS
- M.S. Microbiology, B.S. Biology & Geology from the Univ. of Rochester School of Medicine
- M.B.A. Simon School of Business & Leadership

John Purpura
CHIEF OPERATING OFFICER



- Past VP and Exec Director roles of Reg. Affairs for Bracco Diagnostics
- Senior roles Sanofi-Aventis, Bolar Pharma, Luitpold Pharma & Eon Labs
- M.S. Mgmt.. & Policy and B.S. Chemistry and Biology at the State University of NY at Stony Brook

BOARD OF DIRECTORS

John R. Sylvester	Chairman
Dr. Roger G. Stoll, Ph.D.	Director
Elizabeth Czerepak	Director
Steven Salamon	Director
Dr. Gil Aharon, Ph.D.	Director
Gerard Michel	CEO

Vojislav Vukovic, MD PhD
CHIEF MEDICAL OFFICER



- Oncology dev. exec, global clinical expertise
- Former CMO at Aileron, Taiho, Synta
- MD, Univ. of Sarajevo | MSc, PhD, Univ. of Toronto
- Published, AACR, ASCO, ASH, ESMO member

Kevin Muir
GENERAL MANAGER, INTERVENTIONAL ONCOLOGY



- 20+ yrs. medtech/bioTx sales & marketing experience
- Senior leadership roles at BTG, ClearFlow, Aragon Surgical, Kensey Nash Corporation, and Kyphon
- Field Artillery officer, U.S. Army
- B.S. in Management Systems Engineering, U.S. Military Academy at West Point

Sandra Pennell
SVP, FINANCE



- 20+ years' biotech financial oversight experience
- Manages global financial affairs, U.S. GAAP compliance
- Led finance at Invivyd
- VP at Vericel Corp
- MSc, Accountancy, Univ. of Illinois

Delcath 39

Thank You 40

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